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FOR IMMEDIATE RELEASE

DFC GLOBAL CORP. ANNOUNCES RECEIPT OF PURPORTED MILES FUNDING TERMINATION NOTICE

Berwyn, Pennsylvania – July 2, 2013 – DFC Global Corp. (NASDAQ: DLLR), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that its subsidiary, Dealers’ Financial Services, LLC (“DFS”) , received from U.S. Bank a purported termination notice, effective immediately, of the bank’s obligations to fund loans under the Military Installment Loan and Education Services, or MILES®, program, for which DFS is a service provider. The Company previously disclosed that DFS had received a termination notice from the bank effective September 13, 2014. DFS believes that the new termination notice is not effective and has demanded that the bank fulfill its MILES funding obligations. Should it not do so, DFS’ ability to process loan applications will be adversely affected until it completes its negotiations with potential lending partners that the Company believes will provide more competitive financing alternatives to DFS’ service member customers.

About DFC Global Corp.
DFC Global Corp. is a leading international diversified financial services company serving primarily unbanked and under-banked consumers who, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. As of March 31, 2013, the Company’s global retail operations consisted of 1,457 retail storefront locations, of which 1,420 are company-owned stores, conducting business primarily under the names The Money Shop®, Money Mart®, Insta-Cheques®, Suttons and Robertsons®, The Check Cashing Store®, Sefina®, Helsingin PanttiSM, Optima®, MoneyNow!®, and Super Efectivo®. In addition to its retail stores, the Company also offers Internet-based short-term single-payment consumer loans in the United Kingdom primarily under the brand names Payday Express® and PaydayUK®, in Canada under the Money Mart name, in Finland, Sweden, Poland, Czech Republic and Spain under the Risicum®, OK Money® and MoneyNow!® brand names. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

The Company’s products and services, principally its short-term single-payment consumer loans, secured pawn loans, check cashing services and gold buying services, provide customers with immediate access to cash for living expenses or other needs. The Company strives to offer its customers additional high-value ancillary services, including Western Union® money order and money transfer products, foreign currency exchange, reloadable VISA® and MasterCard® prepaid debit cards and electronic tax filing. In addition to its core retail products, the Company also provides fee-based services in the United States to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under agreements with third-party lenders through the Company’s branded Military Installment Loan and Education Services, or MILES® program.

Forward-Looking Statements
This news release contains forward-looking statements, including, among other things, statements regarding the following: pending or recent acquisitions and their expected benefits; the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates on reported operating results; the regulatory environment in Canada, the United Kingdom, the United States, Scandinavia and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; financing initiatives; and the performance of new products and services. These forward-looking statements involve risks and uncertainties, including risks related to: the regulatory environments, including reviews of our operations by the CFPB in the U.S. and the Office of Fair Trading in the U.K., and the effect of legislation in Finland that will restrict our current business in that country; current and potential future litigation; the identification of acquisition targets; the consummation of pending acquisitions; the integration and performance of acquired stores and businesses; the performance of new stores and internet businesses; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance; the effect of the termination of our relationship with the third-party national bank that currently funds a portion of the MILES program loans and our ability to replace such lending source on acceptable terms; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully consummate pending acquisitions, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various FDIC, CFPB, U.S. Federal or state, U.K., Canadian, Scandinavian, European Union, or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” on the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2012. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.